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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                      EQUITY RESIDENTIAL PROPERTIES TRUST
            (Exact Name of Registrant as Specified in its Charter)



                Maryland                                 13-3675988
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

        Two North Riverside Plaza, Suite 400, Chicago, Illinois  60606
            (Address of principal executive offices)        (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

   Depositary Shares each Representing
     a 1/10 fractional interest in a
       7 1/4% Series G Convertible
Cumulative Preferred Share of Beneficial
  Interest (Par Value $0.01 Per Share)
  (Liquidation Preference Equivalent to               The New York Stock Exchange, Inc.
      $25.00 Per Depositary Share)                   (Name of each exchange on which each
            (Title of Class)                              Class is to be Registered

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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Item 1.   Description of Registrant's Securities to be Registered.

 (a)      Regulation S-K Item 202(a)

          "Description of Shares of Beneficial Interest-Preferred Shares" and "Description of Depositary Shares," pp. 10 through 20, inclusive, of the final Prospectus, dated September 11, 1997, and "Description of Series G Preferred Shares and Depositary Shares," pp. S-15 through S-19, inclusive, of the final Prospectus Supplement of the Registrant, dated September 18, 1997, filed on September 19, 1997 with the Securities and Exchange Commission, File No. 333-32183, pursuant to Rule 424(b)(5), are hereby incorporated herein by reference. The Registrant has filed an application for listing of the Depositary Shares of the Registrant to which this Form 8-A applies on the New York Stock Exchange.

 (b)      Regulation S-K Item 202(b)-(f)

          Not applicable.
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Item 2.   Exhibits.

Exhibit
Number    Description of Exhibit
------    ----------------------

 1.1 Form S-3 Registration Statement of the Registrant, declared effective on August 4, 1997 by the Securities and Exchange Commission, File No. 333-32183, is hereby incorporated herein by reference.

 4.1 Second Amended and Restated Declaration of Trust of Equity Residential Properties Trust (filed as Exhibit 3(i) to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on May 30, 1997, and hereby incorporated herein by reference).

 4.2 Second Amended and Restated Bylaws of Equity Residential Properties Trust (filed as Exhibit 99.2 to the Form S-4 Registration Statement of the Registrant, File No. 333-24653, and hereby incorporated herein by reference).

 4.3      Form of Articles Supplementary to the Second Amended and Restated
          Declaration of   Trust of Equity Residential Properties Trust.

 5.1 Form of Specimen Depositary Share Certificate representing a 1/10 fractional interest in a 7 1/4% Series G Convertible Cumulative Preferred Share of Beneficial Interest.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 19, 1997

                                        EQUITY RESIDENTIAL PROPERTIES TRUST
                                                  (Registrant)


                                     By: /s/  David J. Neithercut
                                         ---------------------------------------
                                              David J. Neithercut
                                              Executive Vice President and Chief
                                              Financial Officer